UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2025
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Arcus Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 694-6200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2025 (the “Closing Date”), Arcus Biosciences, Inc. (the “Company”) entered into a First Amendment to the Loan and Security Agreement (the “First Amendment”) with the several banks and other financial institutions or entities party thereto (the “Lenders”), as lenders, and Hercules Capital, Inc. (“Hercules”), as administrative agent and collateral agent. The First Amendment amended the terms of that certain Loan and Security Agreement, dated as of August 27, 2024, by and among the Company, Hercules and the Lenders (the “Loan Agreement”).

The First Amendment amends the terms for the remaining $150.0 million term loan commitments available under the loan facility such that, subject to customary terms and conditions, (a) $25.0 million is available at the Company's sole option through March 15, 2026, (b) $25.0 million is available at the Company's sole option through September 15, 2026, (c) up to $50.0 million is available to the Company following the announcement of certain data from an ongoing Phase 3 pivotal study of its drug candidates (“Clinical Milestone”) through the earlier of 90 days upon achieving the Clinical Milestone and March 15, 2028, which when taken together with an acceptable safety profile, support the filing of a Biologics License Application or New Drug Application to the U.S. Food and Drug Administration (the “FDA”), and (d) up to $50.0 million is available to the Company following the FDA’s approval of either a Biologics License Application or New Drug Application (“Milestone I”) through the earlier of 90 days upon achieving Milestone I and December 15, 2028. The First Amendment further extends the maturity date to September 1, 2030, with no further extension right.

The First Amendment adds certain performance covenants in the event the aggregate outstanding principal amount of the term loan advances exceeds $200.0 million and beginning with the delivery of the quarterly financial statements for the period ending three quarters following the achievement of Milestone I, such that the Company must satisfy either (i) (A) a market capitalization greater or equal to $1.5 billion and “Qualified Cash” (defined as cash in accounts subject to control agreements minus any accounts payable not paid after the 120th day) in an aggregate amount equal to or greater than 50.0% of the aggregate outstanding principal amount of the secured obligations or (B) Qualified Cash in an aggregate amount equal to or greater than 100.0% of the aggregate outstanding principal amount of the secured obligations or (ii) certain net product revenue thresholds.

The foregoing is only a brief description of the material terms of the First Amendment does not purport to be a complete description of the amendment and is qualified in its entirety by reference to such amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the First Amendment is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: December 18, 2025	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer (Principal Executive Officer)